SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-CTS CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                       6/01/07          260,000-             *DO
                       5/24/07           20,000            12.1205
                       5/23/07            5,000-           13.4986
                       5/23/07              300-             *DO
                       5/23/07              500-           13.5300
                       5/09/07              700-           13.3700
                       5/09/07              500-           13.3100
                       5/02/07              800            13.3100
                       5/02/07            1,900            13.2205
                       4/25/07              300-           13.8900
                       4/17/07            2,000-           13.6225

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.